QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Wave Systems Corp. (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 10-K for the year ended December 31, 2008 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2009	/s/ STEVEN K. SPRAGUE Name: Steven K. Sprague Chief Executive Officer
Dated: March 16, 2009	/s/ GERARD T. FEENEY Name: Gerard T. Feeney Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

        A signed original of the written statement required by Section 906 has been provided to Wave Systems Corp. and will be retained by Wave Systems Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  EXHIBIT 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)